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As filed with the Securities and Exchange Commission on November 16, 2015

Registration No. 333-197895

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACK HILLS CORPORATION
(Exact name of registrant as specified in its charter)

South Dakota (State or other jurisdiction of incorporation or organization)	46-0458824 (I.R.S. Employer Identification Number)

625 Ninth Street
Rapid City, South Dakota 57701
(605) 721-1700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Steven J. Helmers, Esq.
Senior Vice President, General Counsel and Chief Compliance Officer
625 Ninth Street
Rapid City, South Dakota 57701
(605) 721-2303
(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Sonia A. Shewchuk, Esq.
Faegre Baker Daniels LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

           Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum aggregate offering price/ Amount of registration fee(1)

Senior Debt Securities

Subordinated Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock ($1.00 par value)

Warrants

Purchase Contracts

Units(2)

TOTAL(1)

(1)
An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the Registrant is deferring payment of all of the registration fee.

(2)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

 EXPLANATORY NOTE

        This Post-Effective Amendment No.1 to the Registration Statement (File No. 333-197895) is being filed for the purpose of (i) registering additional securities pursuant to Rule 413(b) under the Securities Act of 1933, as amended, and filing a prospectus relating to certain of such additional securities, and (ii) filing additional exhibits to the Registration Statement. No changes or additions are being made hereby to the existing prospectus that already forms a part of the Registration Statement. Accordingly, such existing prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

BLACK HILLS CORPORATION

Equity Units
Stock Purchase Contracts
Common Stock
Junior Subordinated Debt Securities

        We may from time to time offer to sell equity units, stock purchase contracts, common stock and/or junior subordinated debt securities. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH."

        There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement, as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission, for a better understanding of the risks and uncertainties that investors in our securities should consider.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is November 16, 2015.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The registration statement can be obtained from the SEC as indicated under the heading "Where You Can Find More Information." You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        When we refer to "Black Hills," "our company," "we," "us" and "our" in this prospectus, we refer only to Black Hills Corporation (parent company only) and not any of its subsidiaries unless the context indicates otherwise.

        You should rely only on the information contained in this prospectus or the applicable prospectus supplement to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus or the applicable prospectus supplement may only be accurate on the date of those documents.

 BLACK HILLS CORPORATION

        Black Hills Corporation, a South Dakota corporation, is a growth-oriented, vertically-integrated energy company headquartered in Rapid City, South Dakota. We operate principally in the United States with two major business groups: Utilities and Non-regulated Energy. Our Utilities Group is comprised of regulated Electric Utilities and regulated Gas Utilities segments, and our Non-regulated Energy Group is comprised of Power Generation, Coal Mining and Oil and Gas segments.

        Our common stock is listed on the New York Stock Exchange under the symbol "BKH." Our principal and executive offices are located at 625 Ninth Street, Rapid City, South Dakota 57701 and our telephone number is (605) 721-1700. Our Internet address is www.blackhillscorp.com. Information on our website does not constitute part of this prospectus.

1

 RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for each of the periods indicated. For this purpose, earnings consist of income or loss from continuing operations (before adjustment for income taxes or income or loss from equity investees), plus fixed charges and distributed income of equity investees and less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense.

	Years Ended December 31,					Nine Months Ended September 30, 2015
	2010	2011	2012	2013	2014
Ratio of earnings to fixed charges	1.82x	1.46x	2.41x	2.56x	3.56x	0.57x(1)

(1)
Total adjusted earnings for the nine months ended September 30, 2015 include $178 million of a ceiling test impairment and, as a result, the ratio of earnings to fixed charges for the nine months ended September 30, 2015 is below 1.0. To achieve a ratio of 1.0, an additional $29 million of total adjusted earnings for the nine months ended September 30, 2015 would be needed.

2

 LEGAL OPINIONS

        The validity of the securities offered by this prospectus will be passed upon for Black Hills Corporation by Steven J. Helmers, Senior Vice President, General Counsel and Chief Compliance Officer of Black Hills Corporation, with respect to matters governed by South Dakota law, and by Faegre Baker Daniels LLP, Boulder, Colorado and Minneapolis, Minnesota, with respect to matters governed by New York law. Certain legal matters will be passed upon for the underwriters, dealers, or agents, if any, by their own legal counsel. Mr. Helmers owns, directly or indirectly, 62,374 shares of our common stock.

EXPERTS

        The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K/A for the year ended December 31, 2014, and the effectiveness of Black Hills Corporation and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the consolidated financial statements and the related financial statement schedule and an adverse opinion on the effectiveness of the Company's internal control over financial reporting due to a material weakness). Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        We have derived the estimates of proved oil and natural gas reserves and related future net revenues and the present value thereof as of December 31, 2014 included in our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by Form 10-K/A, and incorporated by reference in this prospectus from the reserve report of Cawley, Gillespie & Associates, Inc., independent petroleum engineers, given on the authority of Cawley, Gillespie & Associates, Inc. as experts in such matters.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) that we have filed with the SEC under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all the information which is in the registration statement. Certain parts of the registration statement are omitted as allowed by the rules and regulations of the SEC. We refer you to the registration statement for further information about our company and the securities offered by this prospectus.

        We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement and the reports and other information we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website which provides online access to reports, proxy and information statements and other information regarding companies that file electronically with the SEC at the address http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. Information that we file later with the SEC will also automatically update and supersede the information included in or incorporated by reference into this

3

prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC (SEC File No. 1-31303) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) until the termination of the offerings made under this prospectus:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by the Form 10-K/A filed on August 7, 2015 (including information specifically incorporated by reference from our definitive Proxy Statement for our 2015 Annual Meeting of Shareholders);

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015,as amended by the Form 10-Q/A filed on August 7, 2015, June 30, 2015 and September 30, 2015;

  •
  Our Current Reports on Form 8-K filed on January 5, 2015, January 29, 2015, February 17, 2015, April 14, 2015, May 1, 2015, June 29, 2015, July 14, 2015 (with respect to Item 1.01 and Item 9.01 (other than Exhibit 99.1)) and August 12, 2015 (two reports); and

  •
  The description of our common stock contained in our registration statement on Form 8-A, dated April 19, 2002, including any amendment or report filed before or after the date of this prospectus for the purpose of updating the description.

        These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any or all information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may obtain a copy of these filings, at no cost, from our Internet website (www.blackhillscorp.com) or by writing or telephoning us at the following address:

  Black Hills Corporation
  625 Ninth Street
  Rapid City, South Dakota 57701
  Attention: Investor Relations
  (605) 721-1700

4

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC registration fee		$(1)
Legal fees and expenses*	425,000
Accounting fees and expenses*	100,000
Printing and shipping expenses*	100,000
Rating agency fees*	100,000
Listing fees*	50,000
Trustee's and transfer agent's fees and expenses*	20,000

Total	$795,000

(1)
Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15.    Indemnification of Directors and Officers.

        Section 47-1A-851 of the South Dakota Codified Laws allows a corporation to indemnify any person who was, is, or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity, against judgments, settlements, penalties, fines and reasonable expenses (including attorneys' fees) incurred by that person in connection with such action, suit or proceeding if that person acted in good faith and in a manner that person reasonably believed to be, in the case of conduct in an official capacity, in the best interests of the corporation, and in all other cases, at least not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, the corporation may not indemnify a director (a) in respect of a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct in Section 47-1A-851, or (b) in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director's official capacity.

        Our Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by reason of the fact that such person is or was serving or has agreed to serve as a director or officer of us or at our request of another corporation or entity, who acted in good faith and in a manner which such person reasonably believed to be within the scope of such person's authority and in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe their conduct was unlawful, against liability incurred by such person in connection with the defense or settlement of such action or suit and any appeal therefrom. With respect to proceedings by or in our right to procure judgment in our favor, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. In addition, we have entered into specific agreements with our directors and officers providing for indemnification of such persons under certain circumstances.

        Our Articles of Incorporation also eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to us or our shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful distributions by directors in violation of the South Dakota Codified Laws, or (d) for any transaction for which the director received an improper personal benefit.

        We carry directors' and officers' liability insurance to insure our directors and officers against liability for certain errors and omissions and to defray costs of a suit or proceeding against an officer or director.

Item 16.    Exhibits.

        The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for purposes of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (d)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rapid City, State of South Dakota, on November 16, 2015.

BLACK HILLS CORPORATION
By:	/s/ DAVID R. EMERY David R. Emery, Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed on November 16, 2015 by the following persons in the capacities with Black Hills Corporation indicated.

/s/ DAVID R. EMERY David R. Emery	Director, Chairman of the Board of Directors, President and Chief Executive Officer (principal executive officer)
/s/ RICHARD W. KINZLEY Richard W. Kinzley	Chief Financial Officer (principal financial and accounting officer)
Jack W. Eugster	)
Michael H. Madison	)
Linda K. Massman	)
Steven R. Mills	) Directors*
Gary L. Pechota	)
Rebecca B. Roberts	)
Mark A. Schober	)
John B. Vering	)
Thomas J. Zeller	)

*
David R. Emery, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ DAVID R. EMERY David R. Emery, Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit Number		Description
1	*	Form of Underwriting Agreement.

4.1		Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2004 (file no. 001-31303/film no. 14642377)).

4.2		Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed on February 3, 2010 (file no. 001-31303/film no. 10569447)).

4.3		Indenture for Senior Debt Securities dated as of May 21, 2003 between the Registrant and Wells Fargo Bank, National Association (as successor to LaSalle Bank National Association), as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (file no. 001-31303/film no. 03839860)).

4.4		Form of Indenture for Subordinated Debt Securities (incorporated herein by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-3, (No. 333-101541) filed on November 27, 2002).

4.5		Form of Indenture for Junior Subordinated Debt Securities.

4.6		Form of Stock Certificate for Common Stock, Par Value $1.00 Per Share (incorporated herein by reference to Exhibit 4.9 to the Registrant's Registration Statement on Form S-3 (No. 333-101541) filed on November 27, 2002).

4.7	*	Form of Deposit Agreement (including Form of Depositary Receipt).

4.8		Form of Warrant Agreement (including Form of Warrant Certificate) (incorporated herein by reference to Exhibit 4.10 to the Registrant's Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (No. 333-101541) filed on February 4, 2003).

4.9		Form of Purchase Contract (including Form of Purchase Contract Certificate) (incorporated herein by reference to Exhibit 4.12 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-101541) filed on January 13, 2003).

4.10	*	Form of Purchase Contract and Pledge Agreement.

4.11	*	Form of Unit Purchase Agreement.

5.1	**	Opinion of Steven J. Helmers regarding the legality of the securities.

5.2		Opinion of Steven J. Helmers regarding the legality of the securities.

5.3	**	Opinion of Faegre Baker Daniels LLP regarding the legality of the securities.

5.4		Opinion of Faegre Baker Daniels LLP regarding the legality of the securities.

12		Statements Regarding Computation of Ratio of Earnings to Fixed Charges.

23.1		Consent of Deloitte & Touche LLP.

23.2		Consent of Steven J. Helmers (included in Exhibit 5.2).

23.3		Consent of Faegre Baker Daniels LLP (included in Exhibit 5.4).

23.4		Consent of Cawley, Gillespie & Associates, Inc.

24		Powers of Attorney (Powers of Attorney for certain directors of the Registrant were previously filed).

Exhibit Number		Description
25.1	**	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association, Trustee, under the Indenture for Senior Debt Securities pursuant to which the Senior Debt Securities may be issued.

25.2	***	Statement of Eligibility on Form T-1 of Trustee (Subordinated Debt Securities).

25.3	***	Statement of Eligibility on Form T-1 of Trustee (Junior Subordinated Debt Securities).

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering.

**
Previously filed as an Exhibit to this Registration Statement.

***
To be filed on Form T-1 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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EXPLANATORY NOTE
ABOUT THIS PROSPECTUS
BLACK HILLS CORPORATION
RATIOS OF EARNINGS TO FIXED CHARGES
LEGAL OPINIONS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
INDEX TO EXHIBITS